 Blue Sphere Corporation S-1/A

Exhibit 10.75

BLUE SPHERE CORPORATION

PLACEMENT AGENT WARRANT

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, OR HYPOTHECATED, OR BE THE SUBJECT OF ANY HEDGING, SHORT SALE, DERIVATIVE, PUT, OR CALL TRANSACTION THAT WOULD RESULT IN THE EFFECTIVE ECONOMIC DISPOSITION OF SUCH SECURITIES BY ANY PERSON FOR A PERIOD OF one hundred and eighty (180) days IMMEDIATELY FOLLOWING THE DATE OF EFFECTIVENESS OF THE PUBLIC OFFERING OF THE COMPANY’S SECURITIES PURSUANT TO REGISTRATION STATEMENT NO. 333-215110 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, EXCEPT IN ACCORDANCE WITH FINRA RULE 5110(g)(2).

ISSUANCE DATE:	August [__], 2017

FOR VALUE RECEIVED, BLUE SPHERE CORPORATION, as of August [__], 2017 (the “Issuance Date”) a Nevada corporation (the “Company”), hereby certifies that Maxim Group LLC, or its registered assigns (the “Warrant Holder”), is entitled, subject to the terms set forth below, to purchase from the Company [__________]1 shares (the “Warrant Shares”) of the Company’s common stock, $0.001 par value per share (the “Common Stock”), exercisable at a price per share of $[___]2 per share (the “Exercise Price”). This Warrant may be exercised any time and from time to time from and after the 181st day following (the “Initial Exercise Date”) the Issuance Date, and through and including the third (3rd) anniversary of the Issuance Date (the “Expiration Date”), subject to the following terms and conditions set out in this Warrant.

1.       Registration of Warrant. The Company shall register this Warrant upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Warrant Holder hereof from time to time. The Company may deem and treat the registered Warrant Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Warrant Holder, and for all other purposes, and the Company shall not be affected by notice to the contrary.

2.       Validity of Warrant and Issue of Shares. The Company represents and warrants that this Warrant has been duly authorized and validly issued and warrants and agrees that all of the Common Stock that may be issued upon the exercise of the rights represented by this Warrant will, when issued upon such exercise, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof. The Company further warrants and agrees that during the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized and reserved a sufficient number of shares of Common Stock to provide for the exercise of the rights represented by this Warrant.

1 An aggregate number of shares of Common Stock equal to three and one-half percent (3.5%) of the total number of shares of Common Stock and Pre-Funded Warrants (each as defined in that certain Placement Agency Agreement, dated August [__], 2017 (the “Placement Agency Agreement”), between the Company and the Warrant Holder, sold on the Issuance Date pursuant to the Placement Agency Agreement.

2 One hundred and twenty five percent (125%) of the initial public offering price of the Common Stock sold pursuant to the Placement Agency Agreement.

3.            Registration of Transfers and Exchange of Warrants.

(a)       The Company shall register the transfer of any portion of this Warrant in the Warrant Register, upon surrender of this Warrant with the Form of Assignment attached hereto as Exhibit A duly completed and signed, to the Company at the office specified in or pursuant to Section 10, and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto. Upon any such registration or transfer, a new warrant to purchase Common Stock, in substantially the form of this Warrant (any such new warrant, a “New Warrant”), evidencing the portion of this Warrant so transferred shall be issued to the transferee and a New Warrant evidencing the remaining portion of this Warrant not so transferred, if any, shall be issued to the transferring Warrant Holder. The acceptance of the New Warrant by the transferee thereof shall be deemed the acceptance of such transferee of all of the rights and obligations of a Warrant Holder of a Warrant.

(b)       This Warrant is exchangeable, upon the surrender hereof by the Warrant Holder to the office of the Company specified in or pursuant to Section 10 for one or more New Warrants, evidencing in the aggregate the right to purchase the number of Warrant Shares which may then be purchased hereunder. Any such New Warrant will be dated the date of such exchange.

(c)       Notwithstanding anything to the contrary herein, in accordance with FINRA Rule 5110(g)(1), this Warrant shall not be sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of this Warrant by any person for a period of 180 days immediately following the Issuance Date, except as provided in FINRA Rule 5110(g)(2).

4.                        Exercise of Warrants.

(a)       This Warrant shall be exercisable at any time and from time to time from and after the Initial Exercise Date and through and including the Expiration Date (the “Exercise Period”), for such number of Warrant Shares as is indicated in the form of Election to Purchase, which is attached hereto as Exhibit B and incorporated herein. If less than all of the Warrant Shares which may be purchased under this Warrant are exercised at any time, the Company shall issue or cause to be issued, at its expense, a New Warrant evidencing the right to purchase the remaining number of Warrant Shares for which no exercise has been evidenced by this Warrant. At 5:00 P.M., New York time on the Expiration Date, the portion of this Warrant not exercised prior thereto shall be and become void and of no value. The Company may not call or redeem any portion of this Warrant without the prior written consent of the Warrant Holder.

(b)       Exercise of this Warrant shall be made upon surrender of this Warrant with an Election to Purchase in the form attached hereto (or attached to such New Warrant), duly completed and signed to the Company, at its address set forth in Section 10, and payment of the Exercise Price (as set forth below).

(c)       Payment upon exercise may be made at the written option of the Warrant Holder either by cashless exercise, as set forth in Section 5, or in cash, wire transfer or by certified or official bank check payable to the order of the Company equal to the applicable aggregate purchase price, for the number of Warrant Shares specified in the Election to Purchase (as such exercise number shall be adjusted to reflect any adjustment in the total number of Warrant Shares issuable to the Warrant Holder per the terms of this Warrant) and the Warrant Holder shall thereupon be entitled to receive the number of duly authorized, validly issued, fully-paid and non-assessable Warrant Shares determined as provided herein.

(d)       The Company shall use its best efforts to cause the Warrant Shares purchased hereunder to be transmitted by the Company’s transfer agent for the Common Stock (the “Transfer Agent”) to the Warrant Holder by crediting the account of the Warrant Holder’s prime broker with The Depository Trust Company through its Deposit or Withdrawal at Custodian system (“DWAC”) if the Company is then a participant in such system and either (i) there is an effective registration statement permitting the issuance of the Warrant Shares or resale of the Warrant Shares or (ii) this Warrant is being exercised via cashless exercise, and otherwise by physical delivery to the address specified by the Warrant Holder in the Election to Purchase by the time and date that is no later than 11:00 am, Eastern time, on the third (3rd) trading day after the latest of (A) the delivery to the Company of the Election to Purchase, (B) surrender of this Warrant (or any New Warrant, as applicable) and (C) payment of the aggregate Exercise Price as set forth above (including by cashless exercise, if permitted) (such date, the “Warrant Share Delivery Date”). The Warrant Shares shall be deemed to have been issued, and the Warrant Holder or any other person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the date the Warrant has been exercised, with payment to the Company of the Exercise Price (or by cashless exercise, if permitted) having been paid.

(e)       If the Company fails to cause the Transfer Agent to transmit to the Warrant Holder the Warrant Shares pursuant to Section 4(d) by the Warrant Share Delivery Date, then the Holder will have the right to rescind such exercise.

(f)       With respect to the Registration Statement or the registration statement that is required to be filed pursuant to Section 8(c), the Company shall provide to the Warrant Holder prompt written notice of any time that (i) the Commission has issued a stop order with respect to any such registration statement, (ii) the Commission has otherwise suspended or withdrawn the effectiveness of any such registration statement (iii), the Company has suspended or withdrawn the effectiveness or filing of any such registration statement, or (iv) the Company otherwise fails to comply with its obligations pursuant to Section 8(c) (any of Section 4(f) (i) through (iv), a “Registration Failure”). In the event that a Registration Failure has occurred or is continuing at the time an Election to Purchase is delivered pursuant to Section 4(a) and as a result the Warrant Holder is unable to sell their Warrant Shares, the Company shall pay in cash to the Warrant Holder or the Warrant Holder’s brokerage firm the difference between (x) the product of (A) the number of Warrant Shares set forth in such Election to Purchase and (B) the closing sale price of the Common Stock on a national securities exchange (a “Trading Market”) within the meaning of Section 6 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or if the Common Stock is not so listed, the most recent bid price per share of the Common Stock on the quotation system or marketplace on which the Common Stock is so quoted, on the date the Election to Purchase is delivered by the Warrant Holder, and (y) the aggregate Exercise Price that would be payable to exercise the Warrants to purchase the number of Warrant Shares referenced in such Election to Purchase if such exercise were by means of a cash exercise.

(g)       In addition to any other rights available to the Warrant Holder, if the Company fails to cause the Transfer Agent to transmit to the Warrant Holder the Warrant Shares pursuant to an exercise on or before the Warrant Share Delivery Date, and if after such date the Warrant Holder is required by its broker to purchase (in an open market transaction or otherwise) or the Warrant Holder’s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by the Warrant Holder of the Warrant Shares which the Warrant Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall (A) pay in cash to the Warrant Holder the amount, if any, by which (x) the Warrant Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (1) the number of Warrant Shares that the Company was required to deliver to the Warrant Holder in connection with the exercise at issue times (2) the price at which the sell order giving rise to such purchase obligation was executed, and (B) at the option of the Warrant Holder, either reinstate the portion of the Warrant and equivalent number of Warrant Shares for which such exercise was not honored (in which case such exercise shall be deemed rescinded) or deliver to the Warrant Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder. For example, if the Warrant Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of shares of Common Stock with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (A) of the immediately preceding sentence the Company shall be required to pay the Warrant Holder $1,000. The Warrant Holder shall provide the Company written notice indicating the amounts payable to the Warrant Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss. Nothing herein shall limit the Warrant Holder’s right to pursue any other remedies available to it hereunder, at law or in equity, including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver shares of Common Stock upon exercise of the Warrant as required pursuant to the terms hereof.

(h)       The Company will not close its stockholder books or records in any manner which prevents the timely exercise of this Warrant pursuant to the terms hereof.

(i)       The Warrant Holder shall not have the right to exercise this Warrant to the extent that after giving effect to the issuance of Warrant Shares after such exercise as set forth on the applicable Election to Purchase, the Warrant Holder or a person holding through the Warrant Holder (together with the Warrant Holder’s or such person’s Affiliates (as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”)), and any other persons acting as a group together with the Warrant Holder or such person or any of the Warrant Holder’s or such person’s Affiliates), would beneficially own in excess of 4.99% (the “Beneficial Ownership Limitation”) of the Company’s Common Stock. For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by a person shall include the number of Warrant Shares that would be owned by that person issuable upon exercise of this Warrant with respect to which such determination is being made, but shall exclude the number of Warrant Shares (i) which would be issuable upon exercise of the remaining, non-exercised Warrant beneficially owned by that person or any of its Affiliates and (ii) underlying any other securities of the Company held by the Warrant Holder or its Affiliates that are exercisable or convertible into Common Stock and subject to a limitation on conversion or exercise that is analogous to the limitation contained in this Section 4(i). Except as set forth in the preceding sentence, for purposes of this Section 4(i), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder, it being acknowledged by the Warrant Holder that the Company is not representing to the Warrant Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and the Warrant Holder or beneficial owner is solely responsible for any schedules required to be filed in accordance therewith. To the extent that the limitation contained in this Section 4(i) applies, the determination of whether this Warrant is exercisable and of the number of Warrant Shares with respect to which this Warrant is exercisable shall be in the sole discretion of the Warrant Holder, and the submission of an Election to Purchase shall be deemed to be the Warrant Holder’s determination of whether this Warrant is exercisable and of the number of Warrant Shares with respect to which this Warrant is exercisable, and the Company shall not have any obligation to verify or confirm the accuracy of such determination and shall not have any liability for any error made by the Warrant Holder or any other person. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 4(i), in determining the number of outstanding shares of Common Stock, the Warrant Holder or other person may rely on the number of outstanding shares of Common Stock as reflected in (A) the Company’s most recent periodic or annual report filed with the Securities Exchange Commission (the “Commission”), as the case may be, (B) a more recent public announcement by the Company or (C) a more recent written notice by the Company or the Transfer Agent setting forth the number of shares of Common Stock outstanding. For any reason at any time, upon the written or oral request of a person that represents that it is or is acting on behalf of the Warrant Holder, the Company shall, within two (2) trading days, confirm orally or in writing or by e-mail to that person the number of shares of Common Stock then outstanding. Upon delivery of a written notice to the Company, the Warrant Holder may from time to time increase or decrease the Beneficial Ownership Limitation to any other percentage not in excess of 9.99% as specified in such notice, provided that any increase in the Beneficial Ownership Limitation will not be effective until the sixty-first (61st) day after such notice is delivered to the Company. The provisions of this Section 4(i) shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 4(i) to correct this subsection (or any portion hereof) which may be defective or inconsistent with the intended beneficial ownership limitation herein contained.

5.                       Cashless Exercise.

(a)       If at any time prior to the Expiration Date there is not an effective registration statement on file with the Commission covering the resale of the Warrant Shares by the Warrant Holder, then at such time this Warrant may also be exercised by means of a cashless exercise. In such event, the Holder shall surrender this Warrant to the Company, together with a notice of cashless exercise, and the Company shall issue to the Holder the number of Warrant Shares determined as follows:

X = Y (A-B) / A

where:

X =	The number of Warrant Shares to be issued to the Holder.

Y =	The number of Warrant Shares with respect to which this Warrant is being exercised.

A =	The VWAP on the trading day immediately prior to the date on which the Warrant Holder elects to exercise this Warrant by means of a “cashless exercise”, as set forth in the applicable Election to Purchase.

B =	The Exercise Price.

For purposes of this Agreement, “VWAP” means, for any date, the price determined by the first of the following clauses that applies: (i) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (ii) the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the OTC Bulletin Board, (iii) if the Common Stock is not then listed or quoted for trading on the OTC Bulletin Board and if prices for the Common Stock are then reported in the OTCQB maintained by OTC Markets Group, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of Common Stock so reported, or (iv) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Company, the fees and expenses of which shall be paid by the Company.

(b)         For purposes of Rule 144 of the Securities Act, it is intended, understood and acknowledged that the Warrant Shares issued in a cashless exercise transaction shall be deemed to have been acquired by the Warrant Holder, and the holding period for the Warrant Shares shall be deemed to have been commenced, on the Issuance Date.

6.                         Fractional Shares. The Company shall not be required to issue or cause to be issued fractional Warrant Shares on the exercise of this Warrant. The number of full Warrant Shares that shall be issuable upon the exercise of this Warrant shall be computed on the basis of the aggregate number of Warrants Shares purchasable on exercise of this Warrant so presented. If any fraction of a Warrant Share would, except for the provisions of this Section 6, be issuable on the exercise of this Warrant, the Company shall, at its option, (i) pay an amount in cash equal to the Exercise Price multiplied by such fraction or (ii) round the number of Warrant Shares issuable, up to the next whole number.

7.                         Adjustments.

(a)         Adjustment upon Subdivisions or Combinations. If the Company at any time after the Issuance Date subdivides (by any stock split, stock dividend, recapitalization, reorganization, scheme of arrangement or otherwise) its outstanding Common Stock into a greater number of shares of Common Stock, the Exercise Price in effect immediately prior to such subdivision will be proportionately reduced and the number of Warrant Shares will be proportionately increased. If the Company at any time after the Issuance Date combines (by any stock split, stock dividend, recapitalization, reorganization, scheme, arrangement or otherwise) its outstanding Common Stock into a smaller number of shares of Common Stock, the Exercise Price in effect immediately prior to such combination will be proportionately increased and the number of Warrant Shares will be proportionately decreased. Any adjustment under this Section 7(a) shall become effective at 5:00 p.m., New York City time on the date the subdivision or combination or ratio change becomes effective.

(b)       Reclassification, Consolidation, Purchase, Combination, Sale or Conveyance. If, at any time while this Warrant is outstanding, (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another person, (ii) the Company, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any direct or indirect purchase offer, tender offer or exchange offer (whether by the Company or another person) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Common Stock (not including any shares of Common Stock held by the other person or other persons making or party to, or associated or affiliated with the other persons making, such purchase offer, tender offer or exchange offer), (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of Common Stock or any compulsory share exchange pursuant to which the shares of Common Stock are effectively converted into or exchanged for other securities, cash or property, or (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another person whereby such other person acquires more than 50% of the outstanding Common Stock (not including any Common Stock held by the other person or other persons making or party to, or associated or affiliated with the other persons making or party to, such stock or share purchase agreement or other business combination) (each a “Fundamental Transaction”), then, upon any subsequent exercise of this Warrant, the Warrant Holder shall have the right to receive, for each Warrant Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, the number of shares, if any, of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such Fundamental Transaction. For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Warrant Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction. The Company shall cause any successor entity in a Fundamental Transaction in which the Company is not the survivor (the “Successor Entity”), to assume in writing all of the obligations of the Company under this Agreement in accordance with the provisions of this Section 7(b) pursuant to written agreements in customary form and shall, upon the written request of the Warrant Holder, deliver to the Warrant Holder in exchange for those Warrants a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to those Warrants that is exercisable for a corresponding number of shares of capital stock of such Successor Entity (or its parent entity), if any, plus any Alternate Consideration, receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which this Warrant was exercisable immediately prior to such Fundamental Transaction, and with an exercise price which applies the exercise price hereunder to such shares of capital stock, if any, plus any Alternate Consideration (but taking into account the relative value of the shares of Common Stock prior to such Fundamental Transaction and the value of such shares of capital stock plus Alternative Consideration after that Fundamental Transaction, for the purpose of protecting the economic value this Warrant had immediately prior to the consummation of such Fundamental Transaction). Upon the occurrence of any such Fundamental Transaction the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Warrant referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Warrant with the same effect as if such Successor Entity had been named as the Company herein.

The Company shall mail by first class mail, postage prepaid, to the Warrant Holder, written notice of the execution of any such amendment, supplement or agreement with the Successor Entity. Any supplemented or amended agreement entered into by the successor corporation or transferee shall provide for adjustments, which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 7(b). The provisions of this Section 7(b) shall similarly apply to successive reclassifications, changes, consolidations, mergers, sales and conveyances of the kind described above.

(c)       Notices of Changes in Warrant. Upon every adjustment of the Exercise Price or the number of Warrant Shares issuable upon exercise of this Warrant, the Company shall give written notice thereof to the Warrant Holder, which notice shall state the Exercise Price resulting from such adjustment and the increase or decrease, if any, in the number of Warrant Shares purchasable at such price upon the exercise of this Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Upon the occurrence of any event specified in Sections 7(a) or 7(b) or in Section 8(a) or 8(b) below, then, in any such event, the Company shall give written notice of the occurrence of such event to the Warrant Holder, at the last address set forth for such Holder in the Warrant Register, of the record date or the effective date of the event.

(d)       Other Events. In case any event shall occur affecting the Company as to which none of the provisions of preceding subsections of this Section 7 are strictly applicable, but which would require an adjustment to the terms of the Warrant in order to (i) avoid an adverse impact on the Warrant and (ii) effectuate the intent and purpose of this Section 7, then, in each such case, the Company’s Board of Directors shall make such adjustments in the application of such provisions, as shall be reasonably necessary, in the good faith opinion of the Company’s Board of Directors, to effectuate the intent and purpose of this Section 7.

8.                       Other Rights.

(a)       Purchase Rights. If, during the Exercise Period, the Company grants, issues or sells any options, convertible securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the “Purchase Rights”), then, in each such case, the Warrant Holder shall be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Warrant Holder could have acquired if the Warrant Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations on exercise of this Warrant, including without limitation, the Beneficial Ownership Limitation) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, to the extent that the Warrant Holder’s right to participate in any such Purchase Right would result in the Warrant Holder and its Affiliates exceeding the Beneficial Ownership Limitation, then the Warrant Holder shall not be entitled to participate in such Purchase Right to such extent (and shall not be entitled to beneficial ownership of such shares of Common Stock as a result of such Purchase Right (and beneficial ownership) to such extent) and such Purchase Right to such extent shall be held in abeyance for the benefit of the Warrant Holder until such time or times, if ever, as its right thereto would not result in the Warrant Holder and its Affiliates exceeding the Beneficial Ownership Limitation, at which time or times the Warrant Holder shall be granted such right (and any Purchase Right granted, issued or sold on such initial Purchase Right or on any subsequent Purchase Right held similarly in abeyance) to the same extent as if there had been no such limitation).

(b)       Rights Upon Distribution of Assets. In addition to any adjustments pursuant to Section 7 above, if, during the Exercise Period, the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property, options, evidence of indebtedness or any other assets by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), then, in each such case and to the extent permitted by FINRA Rule 5110(f)(2)(G), the Warrant Holder shall be entitled to participate in such Distribution to the same extent that the Warrant Holder would have participated therein if the Warrant Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations or restrictions on exercise of this Warrant, including without limitation, the Beneficial Ownership Limitation) immediately before the date of which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution (provided, however, that to the extent that the Warrant Holder’s right to participate in any such Distribution would result in the Warrant Holder and its Affiliates exceeding the Beneficial Ownership Limitation, then the Warrant Holder shall not be entitled to participate in such Distribution to such extent (and shall not be entitled to beneficial ownership of such shares of Common Stock as a result of such Distribution (and beneficial ownership) to such extent) and such Distribution to such extent shall be held in abeyance for the benefit of the Warrant Holder until such time or times, if ever, as its right thereto would not result in the Warrant Holder and its Affiliates exceeding the Beneficial Ownership Limitation, at which time or times the Warrant Holder shall be granted such Distribution (and any Distributions declared or made on such initial Distribution or on any subsequent Distribution held similarly in abeyance) to the same extent as if there had been no such limitation).

(c)          Registration Rights.

i.       The Company shall use its best efforts to maintain the effectiveness of the Registration Statement and a current prospectus relating thereto, until the Expiration Date. During any period when the Company fails to have maintained an effective registration statement or a current prospectus relating thereto and the Warrant Holder desires to exercise the Warrant and, in the opinion of counsel to the Warrant Holder, Rule 144 is not available as an exemption from registration for the resale of the Warrant Shares held by the Warrant Holder, the Company shall immediately file a registration statement registering the resale of the Warrant Shares and use its best efforts to have it declared effective by the Commission within 30 days..

ii.       To the extent the Company does not maintain an effective registration statement for the Warrant Shares, then for a period commencing on the Initial Exercise Date and terminating on the Expiration Date, the Warrant Holder is entitled to one “demand” registration right at the Company’s expense, and additional “demand” registration rights at the Warrant Holder’s expense. Upon receipt of a demand registration request from the Warrant Holder, the Company shall file a registration statement on Form S-3 or, if Form S-3 is not available, on any other appropriate form, including Form S-1, and cause such registration statement to become effective in an expeditious manner; provided, however, that if the Company has filed a registration statement with respect to which the Warrant Holder is entitled to piggyback registration rights pursuant to Section 8(c)(iii) hereof, then the Company shall not be required to comply with a demand registration right if either: (A) the Warrant Holder was given the opportunity to exercise its rights under Section 8(c)(iii) hereof in connection with the offering covered by such registration statement or (B) if such registration statement relates to an underwritten primary offering of securities of the Company, until the offering covered by such registration statement has been withdrawn or until thirty (30) days after such offering is consummated. A registration requested pursuant to this Section 8(c)(ii) shall not be deemed to have been effected: (i) unless a registration statement with respect thereto has become effective or (ii) if, after it has become effective, such registration is interfered with by any stop order, injunction or other order or requirement of the Commission or other governmental agency or court of competent jurisdiction for any reason, other than by reason of some act or omission by the Warrant Holder.

iii.       To the extent the Company does not maintain an effective registration statement for the Warrant Shares and in the further event that the Company files a registration statement with the Commission covering the sale of its shares of Common Stock (other than a registration statement on Form S-4 or S-8, or on another form, or in another context, in which such “piggyback” registration would be inappropriate), then, for a period commencing on the Initial Exercise Date and terminating on the Expiration Date, the Company shall give written notice of such proposed filing to the holders of Warrant Shares as soon as practicable but in no event less than twenty (20) days before the anticipated filing date, which notice shall describe the amount and type of securities to be included in such offering, the intended method(s) of distribution, and the name of the proposed managing underwriter or underwriters, if any, of the offering, and offer to the Warrant Holder in such notice the opportunity to register the sale of such number of shares of Warrant Shares as the Warrant Holder may request in writing within ten (10) days following receipt of such notice (a “Piggyback Registration”). The Company shall use its best efforts to cause such Warrant Shares to be included in such registration and shall use its reasonable best efforts to cause the managing underwriter or underwriters of a proposed underwritten offering to permit the Warrant Shares requested to be included in a Piggyback Registration on the same terms and conditions as any similar securities of the Company and to permit the sale or other disposition of such Warrant Shares in accordance with the intended method(s) of distribution thereof. All holders of Warrant Shares proposing to distribute their securities through a Piggyback Registration that involves an underwriter or underwriters shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such Piggyback Registration. Notwithstanding anything herein to the contrary, if the managing underwriter of a Piggyback Registration advises the Company that in its reasonable and good faith opinion the number of shares of Common Stock proposed to be included in such Piggyback Registration, including all Warrant Shares and all other shares of Common Stock to be included in such Piggyback Registration, exceeds the number of shares of Common Stock which can be sold in such offering and/or the number of shares of Common Stock proposed to be included in such offering would materially adversely affect the price per share of the Common Stock to be sold in such offering, the Company shall include in the Piggyback Registration (A) first, the shares of Common Stock requested to be included therein by the holder(s) requesting such Piggyback Registration and by the holders of Warrant Shares, allocated pro rata among all such holders on the basis of the number of unregistered Warrant Shares owned by all such holders or in such manner as they may otherwise agree; and (B) second, the shares of Common Stock requested to be included therein by other holders of Common Stock, allocated among such holders in such manner as they may agree.

9.                         Placement Agent’s Compensation. The Warrant Holder and the Company agree and acknowledge that the issuance of this Warrant is made as compensation pursuant to Section 1(B) of that certain Placement Agency Agreement, dated August [__], 2017 (the “Placement Agency Agreement”), between the Company and the Warrant Holder and that this Warrant shall constitute full satisfaction for the Placement Agent’s Warrants to be issued by the Company in connection with the Closing of the Placement (as such capitalized terms are defined in the Placement Agency Agreement).

10.                         Notice. All notices, requests, demands, claims and other communications hereunder shall be in writing and shall be delivered by certified or registered mail (first class postage pre-paid), guaranteed overnight delivery, or email transmission if such transmission is confirmed by delivery by certified or registered mail (first class postage pre-paid) or guaranteed overnight delivery, to the following addresses (or to such other addresses which such party shall subsequently designate in writing to the other party):

(a)	If to the Company: [ ]

with a copy to: [ ]

(b)	If to the Warrant Holder: [ ]

with a copy to: [ ]

11.                     Miscellaneous.

(a)     This Warrant shall be binding on and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Warrant may be amended only in writing and signed by the Company and the Warrant Holder.

(b)       Nothing in this Warrant shall be construed to give to any person or corporation other than the Company and the Warrant Holder any legal or equitable right, remedy or cause of action under this Warrant; this Warrant shall be for the sole and exclusive benefit of the Company and the Warrant Holder.

(c)       Without the prior written consent of the Company, this Warrant, or any of the rights granted hereunder, shall not be assigned, pledged, hypothecated or otherwise disposed of (whether by operation of law or otherwise) by the Warrant Holder, and shall not be subject to execution, attachment or similar process, unless (i) an effective registration statement is on file with the Commission covering the resale of the Warrant Shares by the Warrant Holder, or (ii) the Warrant Shares are otherwise exempt from the registration requirements under the Securities Act. Any such attempted transfer or disposition of the Warrant or of any rights granted hereunder contrary to the provisions of this section, or the levy of any attachment or similar process upon the Warrant or such rights, shall be null and void.

(d)       The headings herein are for convenience only, do not constitute a part of this Warrant and shall not be deemed to limit or affect any of the provisions hereof.

(e)       In case any one or more of the provisions of this Warrant shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Warrant shall not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonably substitute therefore, and upon so agreeing, shall incorporate such substitute provision in this Warrant.

(f)        The Warrant Holder shall not, by virtue hereof, be entitled to any voting or other rights of a shareholder of the Company, either at law or equity, and the rights of the Warrant Holder are limited to those expressed in this Warrant.

(g)       This Warrant shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws.

(h)       The Company and the Warrant Holder shall submit all disputes arising under this Warrant to arbitration in New York, New York before a single arbitrator of the American Arbitration Association (the “AAA”). The arbitrator shall be selected by application of the rules of the AAA, or by mutual agreement of the parties, except that such arbitrator shall be an attorney admitted to practice law in the State of New York. No party hereto will challenge the jurisdiction or venue provisions as provided in this section. Nothing in this section shall limit the Warrant Holder’s right to obtain an injunction for a breach of this Agreement from a court of law. Any injunction obtained shall remain in full force and effect until the arbitrator fully adjudicates the dispute.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company and Warrant Holder have caused this Warrant to be duly executed by an authorized officer as of the date first above stated.

THE COMPANY:

blue sphere corporation

By:
Name:	Shlomi Palas
Title:	Chief Executive Officer

WARRANT HOLDER:

MAXIM GROUP LLC

By:

Name:

Title:

[Signature Page to Warrant]

EXHIBIT A

BLUE SPHERE CORPORATION

WARRANT DATED AUGUST [__], 2017

ASSIGNMENT FORM

(To assign the foregoing warrant, execute

this form and supply required information.

Do not use this form to exercise the warrant.)

FOR VALUE RECEIVED, [all of] or [_______ shares of] the foregoing Warrant and all rights evidenced thereby are hereby assigned to

_______________________________________________ whose address is

_______________________________________________________________

 _______________________________________________________________

Date: ______________, _______

Holder’s Signature:

Holder’s Address:

Signature Guaranteed: ___________________________________________

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank or trust company. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.

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EXHIBIT B

FORM OF ELECTION TO PURCHASE

(To be executed by the Warrant Holder to exercise the right to purchase shares of Common Stock under the foregoing Warrant)

Blue Sphere Corporation

Re: Election to Purchase Shares of Common Stock Under the Warrant

(1) The undersigned hereby elects to purchase __________ Warrant Shares of the Company pursuant to the terms of the attached Warrant, dated __________, 2017, and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

(2) Payment shall take the form of (check applicable box):

☐     lawful money of the United States by wire transfer or cashier’s check drawn on a United States bank; or

☐    if permitted by the terms of the Warrant, the cancellation of such number of Warrant Shares as is necessary, in accordance with the formula set forth in Section 5 of the Warrant, to exercise the Warrant with respect to the number of Warrant Shares purchasable pursuant to the cashless exercise procedure set forth in Section 5 of the Warrant.

(3) Please issue said Warrant Shares in the name of the undersigned or in such other name or names as is specified below:

The Warrant Shares shall be delivered to the following DWAC Account Number:

[SIGNATURE OF HOLDER:]

Name of Holder:

Signature of Authorized Signatory:

Name of Authorized Signatory:

Title of Authorized Signatory:

Date:

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